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                                                                    EXHIBIT 99.1

Orthovita, Inc.
45 Great Valley Parkway
Malvern, PA 19355
USA


                      Orthovita Private Equity Financing
                 $7 Million Raised in Private Equity Financing

For Immediate Release

July 20, 2000

Contact: Joseph M. Paiva, VP & CFO
         Orthovita, Inc.
         610-407-5233

      MALVERN, Pennsylvania, USA, Thursday, July 20, 2000 - Orthovita, Inc. (Easdaq: VITA), a leading developer of orthopaedic biomaterials, announced today that it has sold 1,186,441 shares of its Common Stock in a private equity financing, for aggregate proceeds of $7,000,000. The shares were purchased by a private European foundation at $5.90 per share, which represents the average closing price of Orthovita's common stock for the 20 days prior to the date of purchase. The securities sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This announcement does not constitute an offer of any securities for sale. Orthovita has agreed to file a registration statement for these shares with the U.S. Securities and Exchange Commission within the next ninety days. Orthovita is currently in discussions with various other potential investors regarding the sale of additional shares of Common Stock. The funds raised shall be used for working capital and research and development.

Source:  Orthovita, Inc.